UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
 ( Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01	Changes in Registrant's Certifying Accountant

Effective March 18, 2008, Rudolph Technologies, Inc. (the "Company"), pursuant to the approval of the Company's Audit Committee, dismissed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm and effective March 19, 2008, engaged Ernst & Young LLP ("E&Y") as the Company's independent registered public accounting firm.

The reports of KPMG on the Company's financial statements for the years ended December 31, 2006 and 2007 do not contain an adverse opinion or a disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:  KPMG's report on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2007 contained the following separate paragraphs: (i) As discussed in Note 12 to the consolidated financial statements, the Company adopted Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainties in Income Taxes", effective January 1, 2007; and (ii) As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment", effective January 1, 2006.

During the years ended December 31, 2006 and 2007 and through March 18, 2008, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its audit report on the Company's financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

As previously reported in the Company's Annual Report on Form 10-K filed on March 3, 2008, the Company's Management's Report on the Internal Control over Financial Reporting stated, and KPMG's report on internal controls stated, that the process and procedures surrounding the preparation and review of the income tax provision did not include adequate management oversight and review controls as of December 31, 2007.  Specifically, the Company did not ensure that effective oversight of the work performed by their outside tax advisor, Deloitte Tax LLP was exercised.  Management is re-evaluating the design of the income tax accounting process and controls, implementing new and improved processes and controls, and increasing the level of review and discussion of significant tax matters and supporting documentation with the Company's outside advisor and senior finance management to address the material weakness identified and to enhance its internal controls.

During the years ended December 31, 2006 and December 31, 2007 and through March 18, 2008, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company  has provided KPMG with a copy of this Current Report on Form 8-K and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree.  The letter from KPMG to the Securities and Exchange Commission dated as of March 24, 2008 is attached as Exhibit 16.1 to this Current Report.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

16.1	Letter of KPMG LLP regarding change in certifying accountant

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: March 24, 2008	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of KPMG LLP regarding change in certifying accountant

EXHIBIT 16.1

March 24, 2008

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Rudolph Technologies, Inc. and, under the date of March 3, 2008, we reported on the consolidated financial statements of Rudolph Technologies, Inc. as of and for the years ended December 31, 2007 and 2006, and the effectiveness of internal control over financial reporting as of December 31, 2007. On March 18, 2008, we were dismissed. We have read Rudolph Technologies, Inc.'s statements included under Item 4.01 of its Form 8-K dated March 24, 2008, and we agree with such statements, except that KPMG's report dated March 3, 2008 on the effectiveness of internal control over financial reporting as of December 31, 2007 stated that, "the Company did not have adequate oversight and review controls regarding the preparation and review of the accounting for income taxes as of December 31, 2007" and  because of the effect of the material weakness Rudolph Technologies, Inc. did not maintain effective internal control over financial reporting as of December 31, 2007, and we are not in a position to agree or disagree with Rudolph Technologies, Inc.'s statements:  (i) included in the first paragraph, indicating that the decision to change accountants was approved by the Audit Committee of Rudolph Technologies, Inc., (ii) included in the first paragraph, indicating that the Audit Committee of Rudolph Technologies, Inc. has engaged Ernst & Young LLP as its new independent registered public accounting firm, (iii) included in the fourth paragraph, indicating that management is re-evaluating the design of the income tax accounting process and controls, implementing new and improved processes and controls, and increasing the level of review and discussion of significant tax matters and supporting documentation with the Company's outside advisor and senior finance management to address the material weakness identified and to enhance its internal control, and (iv) included in the fifth paragraph, that the Company did not consult with E&Y on any matters or events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

/s/ KPMG LLP